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FOR IMMEDIATE RELEASE


                                 BERKSHIRE BANK
                              COMPLETES PURCHASE OF
                      TWO PIONEER VALLEY INSURANCE AGENCIES

                             MACDONALD & JOHNSON AND
                    ONOFREY INSURANCE AND FINANCIAL SERVICES
                      JOIN BERKSHIRE INSURANCE GROUP, INC.



PITTSFIELD, MA, October 26, 2005 - Berkshire Hills Bancorp, Inc. (the "Company"), (NASDAQ-BHLB), the holding company for Berkshire Bank (the "Bank"), announced today that Berkshire Insurance Group, Inc., a wholly-owned subsidiary of the Bank, has acquired the business and assets of each of MacDonald & Johnson, Inc., a full-service property and casualty insurance agency located in East Longmeadow, Massachusetts and Onofrey Insurance and Financial Services, Inc., an agency specializing in life, disability and health insurance products located in Springfield, Massachusetts.

Berkshire Insurance Group, Inc. has offices at 138 Longmeadow Street, Longmeadow, Massachusetts and 136 Elm Street, Westfield, Massachusetts. Clients of both the MacDonald & Johnson and Onofrey agencies will be served by Berkshire Insurance Group's Longmeadow office, which can be reached at (413) 739-5803. Frank Lombard, owner of MacDonald & Johnson, and Richard E. Onofrey, Jr., CLU, ChFC, CFP(R), owner of Onofrey Insurance, and members of their respective staffs will immediately relocate to that office.

Commenting on these two transactions, Michael P. Daly, President and Chief Executive Officer of the Company and the Bank said, "The joining of the MacDonald & Johnson and Onofrey agencies with Berkshire Insurance Group, firmly establishes Berkshire Insurance Group as the premier insurance provider in the Pioneer Valley and all of Western Massachusetts. We welcome the clients of both agencies, as well as Frank, Rick and their valued employees, and know that their clients will be pleased with our wide-range of products and expert service, as well as knowing that Frank and Rick will continue to be available to them. These acquisitions further Berkshire Bank's goal of providing our clients with a complete range of sophisticated investment, insurance, wealth management and other financial products and services as part of our Trusted SolutionsSM brand of super-community banking."

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York and a representative office in New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer

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service and a broad array of competitively priced retail and commercial products to its customers.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, September 30, and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's Internet Web site (WWW.SEC.GOV) and to which reference
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is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.


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Media contact:

Michael P. Daly
President and Chief Executive Officer
Berkshire Hills Bancorp, Inc.
(413) 236-3194